Exhibit 99.1

                                  NEWS RELEASE
FOR IMMEDIATE RELEASE                                          November 12, 2003

Houston, Texas - Blue Dolphin Energy Company (NASDAQ Symbol: BDCO)

BLUE DOLPHIN ENERGY COMPANY REPORTS THIRD QUARTER RESULTS

Blue Dolphin Energy Company reported net income of $57,320 on revenues of $1,984,976 for the nine months ended September 30, 2003, compared to a net income of $111,960 on revenues of $2,709,006 for the nine months ended September 30, 2002. Revenues in 2003 included approximately $1.2 million of oil and gas sales from the Company's reversionary working interest in the High Island Area Block A-7 field that it received in late April 2003. Revenues in 2002 include oil and gas sales from properties that were sold in the second half of 2002. Net income for the nine months ended September 30, 2003, included a gain of approximately $.5 million recorded from a reduction to the Company's provision for abandonment costs, and results for 2002 included a gain from the sale of an oil and gas property of approximately $1.4 million.

                    (In thousands, except per share amounts)
                                Nine Months Ended
                                  September 30,
                                  -------------
                                                                  Net Change
                                       2003           2002       2003 vs 2002
                                   ------------   ------------   ------------

Revenues                           $      1,985   $      2,709   $       (724)
Net income                         $         57   $        112   $        (55)
Net income per common share
     Basic                         $       0.01   $       0.02   $      (0.01)
     Diluted                       $       0.01   $       0.02   $      (0.01)



For the quarter ended September 30, 2003, the Company reported a net loss of $16,746 on revenues of $662,060, compared to net income of $1,351,333 on revenues of $754,501 for the quarter ended September 30, 2002. Third quarter 2003 results included a gain recorded from the reduction to the Company's provision for abandonment costs of approximately $.2 million, and third quarter 2002 results included a gain of approximately $1.4 million from the sale of an oil and gas property.

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                    (In thousands, except per share amounts)
                                  Quarter Ended
                                  September 30,
                                                                    Net Change
                                       2003            2002        2003 vs 2002
                                   ------------    ------------    ------------

Revenues                           $        662    $        754    $        (92)
Net income (loss)                  $        (17)   $      1,351    $     (1,368)
Net income (loss) per common share
     Basic                         $       --      $       0.21    $      (0.21)
     Diluted                       $       --      $       0.21    $      (0.21)





There are currently 6,657,845 shares of common stock issued and outstanding.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate, and the acquisition and development of oil and gas properties. Questions should be directed to Haavard Strommen, Manager of Finance, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.
                                 ---------------------------

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.